
                   RECEIVABLES SALE AND CONTRIBUTION AGREEMENT

                            DATED AS OF JULY 2, 2001

                                      AMONG

        CHOICEPOINT SERVICES INC., PRC CORPORATION, CHOICEPOINT BUSINESS
        AND GOVERNMENT SERVICES INC., CHOICEPOINT DIRECT INC., STATEWIDE
     DATA SERVICES, INC., I.R.S.C., INC., CHOICEPOINT PUBLIC RECORDS INC.,
         PATLEX CORPORATION, NATIONAL SAFETY ALLIANCE INCORPORATED, BTI
         EMPLOYEE SCREENING SERVICES INC. AND EACH OTHER SUBSIDIARY OF
             CHOICEPOINT INC. THAT HEREAFTER BECOMES A PARTY HERETO,
                                AS ORIGINATORS,

                                       AND

                            CHOICEPOINT CAPITAL INC.,
                                    AS BUYER
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                               TABLE OF CONTENTS

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ARTICLE I THE RECEIVABLES CONVEYANCES.............................................................................3

Section 1.1       Initial Parent Sale and Capitalization of Buyer with the Initial First Step Contribution........3

Section 1.2       Purchases of Future Receivables; Purchase Reports...............................................3

Section 1.3       Payment for the Purchases.......................................................................4

Section 1.4       Purchase Price Credit Adjustments...............................................................5

Section 1.5       Payments and Computations, Etc..................................................................6

Section 1.6       License of Software.............................................................................6

Section 1.7       Intention of the Parties; Marking of Records; Further Assurances................................7

Section 1.8       Characterization; Grant of Security Interest....................................................7

ARTICLE II REPRESENTATIONS AND WARRANTIES.........................................................................8

Section 2.1       Representations and Warranties of Originators...................................................8
   (a)      Existence and Power...................................................................................8
   (b)      Power and Authority; Due Authorization, Execution and Delivery........................................8
   (c)      No Conflict...........................................................................................8
   (d)      Governmental Authorization............................................................................9
   (e)      Actions, Suits........................................................................................9
   (f)      Binding Effect........................................................................................9
   (g)      Accuracy of Information...............................................................................9
   (h)      Use of Proceeds.......................................................................................9
   (i)      Good Title............................................................................................9
   (j)      Perfection...........................................................................................10
   (k)      Places of Business and Locations of Records..........................................................10
   (l)      LockBoxes, Etc.......................................................................................10
   (m)      Originator Material Adverse Effect...................................................................10
   (n)      Names................................................................................................10
   (o)      Ownership of Buyer...................................................................................11
   (p)      Not a Holding Company or an Investment Company.......................................................11
   (q)      Compliance with Law..................................................................................11
   (r)      Compliance with Credit and Collection Policy.........................................................11
   (s)      Payments to Originators..............................................................................11
   (t)      Enforceability of Contracts..........................................................................11
   (u)      Eligible Receivables.................................................................................12
   (v)      Accounting...........................................................................................12
   (w)      Solvency.............................................................................................12
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ARTICLE III CONDITIONS OF PURCHASE...............................................................................12

Section 3.1       Conditions Precedent to Purchase...............................................................12

Section 3.2       Conditions Precedent to Subsequent Payments....................................................12


ARTICLE IV COVENANTS.............................................................................................13

Section 4.1       Affirmative Covenants of Originators...........................................................13
   (a)      Financial Reporting..................................................................................13
      (i)      Annual Reporting..................................................................................13
      (ii)     Quarterly Reporting...............................................................................13
      (iii)    Compliance Certificate............................................................................13
      (iv)     S.E.C. Filings....................................................................................14
      (v)      Change in Credit and Collection Policy............................................................14
      (vi)     Other Information.................................................................................14
   (b)      Notices..............................................................................................14
      (i)      Termination Events or Unmatured Termination Events................................................14
      (ii)     Judgment and Proceedings..........................................................................14
      (iii)    Originator Material Adverse Effect................................................................14
   (c)      Compliance with Laws and Preservation of Existence...................................................15
   (d)      Audits...............................................................................................15
   (e)      Keeping and Marking of Records and Books.............................................................15
   (f)      Compliance with Contracts and Credit and Collection Policy...........................................16
   (g)      Ownership............................................................................................16
   (h)      Borrower's, Administrator's and Lender's Reliance....................................................16
   (i)      Collections..........................................................................................17
   (j)      Taxes................................................................................................17

Section 4.2       Negative Covenants of Originators..............................................................17
   (a)      Name Change, Offices and Records.....................................................................17
   (b)      Change in Payment Instructions to Obligors...........................................................17
   (c)      Modifications to Contracts and Credit and Collection Policy..........................................18
   (d)      Sales, Adverse Claims................................................................................18
   (e)      Accounting for Purchases.............................................................................18

ARTICLE V TERMINATION EVENTS.....................................................................................18

Section 5.1       Termination Events.............................................................................18

Section 5.2       Remedies.......................................................................................20


ARTICLE VI INDEMNIFICATION.......................................................................................20

Section 6.1       Indemnities by Originators.....................................................................20

Section 6.2       Other Costs and Expenses.......................................................................22
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Section 6.3       Taxes..........................................................................................22

ARTICLE VII JOINDER OF ADDITIONAL ORIGINATORS....................................................................23

Section 7.1       Addition of New Originators....................................................................23

Section 7.2       Documentation..................................................................................23

ARTICLE VIII MISCELLANEOUS.......................................................................................23

Section 8.1       Waivers and Amendments.........................................................................23

Section 8.2       Notices........................................................................................24

Section 8.3       Protection of Ownership Interests of Buyer.....................................................24

Section 8.4       Confidentiality................................................................................25

Section 8.5       Bankruptcy Petition............................................................................25

Section 8.6       CHOICE OF LAW..................................................................................26

Section 8.7       CONSENT TO JURISDICTION........................................................................26

Section 8.8       WAIVER OF JURY TRIAL...........................................................................26

Section 8.9       Integration; Binding Effect; Survival of Terms.................................................27

Section 8.10      Counterparts; Severability; Section References.................................................28


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                             EXHIBITS AND SCHEDULES

Exhibit I         -        Definitions

Exhibit II        -        Chief Executive Offices; Principal Places of
                           Business; Locations of Records; Federal Employer
                           Identification Numbers; Other Names

Exhibit III       -        LockBoxes and LockBox Accounts

Exhibit IV        -        Form of Compliance Certificate

Exhibit V         -        Form of First Step Note

Exhibit VI        -        Form of Purchase Report

Exhibit VII       -        Form of Joinder Agreement

Exhibit IX        -        Credit and Collection Policies


Schedule A                 List of Documents to Be Delivered to Buyer Prior
                           to the Closing Date (or, as applicable, the Effective
                           Date of a Joinder Agreement)

Schedule B                 Notice Addresses


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                   RECEIVABLES SALE AND CONTRIBUTION AGREEMENT

                  THIS RECEIVABLES SALE AND CONTRIBUTION AGREEMENT, dated as of July 2, 2001, is by and among:

                  (a) ChoicePoint Services Inc., a Georgia corporation (together with its successors, the "PARENT ORIGINATOR" and, together with the Subsidiary Originators defined below, the "ORIGINATORS"),

                  (b) PRC Corporation, a Georgia corporation, ChoicePoint Business and Government Services Inc., a Georgia corporation, ChoicePoint Direct Inc., an Illinois corporation, Statewide Data Services, Inc., a Florida corporation, I.R.S.C., Inc., a California corporation, ChoicePoint Public Records Inc., a Georgia corporation, Patlex Corporation, a Pennsylvania corporation, National Safety Alliance Incorporated, a Tennessee corporation, and BTi Employee Screening Services Inc., a Texas corporation (each of the foregoing, together with any other Subsidiary of ChoicePoint Inc. that hereafter becomes a party hereto, and their respective successors, a "SUBSIDIARY ORIGINATOR" and collectively, the "SUBSIDIARY ORIGINATORS"), and

                  (c) ChoicePoint Capital Inc., a Delaware corporation (together with its successors, "BUYER").

UNLESS DEFINED ELSEWHERE HEREIN, CAPITALIZED TERMS USED IN THIS AGREEMENT SHALL HAVE THE MEANINGS ASSIGNED TO SUCH TERMS IN EXHIBIT I HERETO.

                             PRELIMINARY STATEMENTS

                  Each of the Subsidiary Originators that is a party to this Agreement on the Closing Date owns Existing Receivables. On the Closing Date, each of such Subsidiary Originators wishes to sell and assign to Parent Originator all of such Subsidiary Originator's Existing Receivables (such Existing Receivables, the "SUBSIDIARY EXISTING RECEIVABLES"), together with all Related Security and Collections associated therewith (such sale, the "INITIAL PARENT SALE").

                  Parent Originator now owns Existing Receivables originated by it and, pursuant to the Initial Parent Sale, will acquire the Subsidiary Existing Receivables. On the Closing Date, Parent Originator wishes to contribute to Buyer's capital, and Buyer wishes to accept from Parent Originator as a contribution to Buyer's capital, all of Parent Originator's right, title and interest in and to all Existing Receivables originated by Parent and all Subsidiary Existing Receivables, together (in each case) with the Related Security and Collections with respect thereto, whether such Receivables were originated by Parent


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

         Originator or acquired by Parent Originator from the Subsidiary Originators via the Initial Parent Sale (such capital contribution, the "INITIAL FIRST STEP CONTRIBUTION").

                  Some time after the Closing Date (under and as defined in the Loan Agreement), Buyer wishes to make a loan to Parent Originator in a principal amount not to exceed $100,000,000 (the "BUYER LOAN").

                  From time to time hereafter, each of the Originators will own Future Receivables. Each of the Originators wishes to sell and assign to Buyer, and Buyer wishes to purchase and accept from each of the Originators, all of the Originators' respective right, title and interest in and to all Future Receivables, together with the Related Security and Collections with respect thereto.

                  Each of the parties hereto intends the transactions contemplated hereby (other than the Buyer Loan) to be true sales or other outright conveyances of Receivables to the applicable Transferee, providing such Transferee with the full benefits of ownership of the Receivables transferred to it, and none of the parties hereto intends any of such transactions (other than the Buyer Loan) to be, or for any purpose to be characterized as, loans from any Transferee of Receivables to any other party.

                  Buyer plans to sell and contribute the Receivables, Related Security and Collections acquired by it hereunder to ChoicePoint Financial Inc., a Delaware corporation (the "BORROWER"), pursuant to the terms of a Receivables Sale Agreement dated as of July 2, 2001, by and between Buyer, as seller thereunder, and Borrower, as purchaser thereunder (as the same may from time to time hereafter be amended, supplemented, restated or otherwise modified, the "RECEIVABLES SALE AGREEMENT"), and Borrower intends to finance its purchases of Receivables under the Receivables Sale Agreement by borrowing under that certain Loan Agreement dated as of July 2, 2001 (as the same may from time to time hereafter be amended, supplemented, restated or otherwise modified, the "LOAN AGREEMENT") among Borrower, ChoicePoint Inc., as initial servicer, Three Pillars Funding Corporation (together with its successors and permitted assigns, "LENDER"), and SunTrust Equitable Securities Corporation, as agent and administrator for Lender (in such capacity, together with its successor and assigns in such capacity, the "ADMINISTRATOR").

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                           THE RECEIVABLES CONVEYANCES

         Section 1.1 Initial Parent Sale and Capitalization of Buyer with the Initial First Step Contribution.

                  (a) Effective on the Closing Date, each Subsidiary Originator does hereby sell, assign, transfer, set-over and otherwise convey to Parent Originator, upon the terms and subject to the conditions set forth herein, in consideration for the Purchase Price paid to such Subsidiary Originator, without recourse (except to the extent expressly provided herein), and Parent Originator does hereby purchase from such Subsidiary Originator, all of such Subsidiary Originator's right, title and interest in and to its Existing Receivables, together with all Related Security and Collections associated therewith.

                  (b) Effective on the Closing Date immediately after the Initial Parent Sale, (i) Parent Originator hereby makes the Initial First Step Contribution, and (ii) Buyer hereby accepts from Parent Originator as a contribution to Buyer's capital, the Initial First Step Contribution.

         Section 1.2       Purchases of Receivables; Purchase Reports.

                  (a) Effective on each Business Day after the Closing Date or, in the case of a Subsidiary Originator that is not a party hereto on the Closing Date, the Business Day on which such Subsidiary Originator becomes a party hereto) through and including such Originator's Termination Date (the Closing Date and each such other Business Day, a "PURCHASE DATE"), in consideration for the Purchase Price paid to such Originator, without recourse (except to the extent expressly provided herein), and Buyer does hereby purchase from such Originator, all of such Originator's right, title and interest in and to all Future Receivables existing as of the close of business on the Business Day immediately preceding such Purchase Date, together with all Related Security and Collections associated therewith. Buyer shall be obligated to pay the Purchase Price for the Receivables purchased hereunder from each Originator in accordance with Section 1.3.

                  (b) On each Reporting Date, each Originator shall (or shall require Servicer to) deliver to Buyer (with a copy to Administrator at any time while the Loan Agreement remains in effect) a report in substantially the form of Exhibit VI hereto (each such report being herein called a "PURCHASE REPORT") with respect to the Receivables sold by such Originator during the Calculation Period then most recently ended. In addition to, and not in limitation of, the foregoing, in connection with the payment of the Purchase Price for any Receivables purchased hereunder, Buyer may request that the applicable Originator deliver, and such Originator shall deliver, such information or documents as Buyer may reasonably request.


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

         Section  1.3      Payment for the Purchases.

                  (a) The Purchase Price for each Subsidiary Existing Receivable shall be payable by the Parent Originator to the applicable Subsidiary Originator in connection with the Initial Parent Sale on the Closing Date by the issuance of a promissory note in the form of Exhibit VIII hereto (each, a "PARENT NOTE") in the amount of such Purchase Price. The Purchase Price for each Purchase by Buyer from an Originator of its Receivables shall be payable in full by Buyer on the applicable Purchase Date in the following manner:

                  (i) by delivery of immediately available funds to Parent Originator for the account of the applicable Originator;

                  (ii) if the applicable Originator is Parent Originator, by delivery to the Parent Originator or its designee of the proceeds of a revolving loan from Parent Originator to Buyer (each, a "PURCHASE PRICE LOAN") in an amount not to exceed the least of (A) the remaining unpaid portion of such Purchase Price, (B) the maximum Purchase Price Loan that could be borrowed without rendering Buyer's Net Worth less than the Required Capital Amount, and (C) fifteen percent (15%) of such Purchase Price. Parent Originator is hereby authorized by Buyer to endorse on the schedule attached to the First Step Note an appropriate notation evidencing the date and amount of each advance thereunder, as well as the date of each payment with respect thereto, PROVIDED THAT the failure to make such notation shall not affect any obligation of Buyer thereunder, and/or

                  (iii) if the applicable Originator is Parent Originator, at Parent Originator's election unless its Termination Date has occurred, by accepting a contribution to its capital in an amount equal to the remaining unpaid balance of such Purchase Price.

Parent Originator irrevocably agrees to advance each Purchase Price Loan requested by Buyer from it on or prior to Parent Originator's Termination Date. The Purchase Price Loans owing to Parent Originator shall be evidenced by, and shall be payable in accordance with the terms and provisions of the First Step Note and shall be payable solely from funds which Buyer is not required under the Receivables Sale Agreement to set aside for the benefit of, or otherwise pay over to, Borrower.

                  (b) No Originator shall be obligated to (but may, at its option) sell Receivables to Buyer from and after its Termination Date, and Parent Originator shall not be obligated to contribute Future Receivables to Buyer pursuant to Section 1.3(a)(iii) above from and after its Termination Date.

                  (c) Although the Purchase Price for each Future Receivable shall be due and payable in full by Buyer to the applicable Originator on the Purchase Date immediately


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

following the Business Day on which such Future Receivable came into existence, settlement of the Purchase Price between Buyer and each Originator shall be effected on a monthly basis on Settlement Dates with respect to all Future Receivables originated during the same Calculation Period and based on the information contained in the Purchase Report delivered by or on behalf of such Originator for the Calculation Period then most recently ended. Although settlement shall be effected on Settlement Dates, increases or decreases in the amount owing to Parent Originator under the First Step Note and any contribution of capital by Parent Originator to Buyer made pursuant to Section 1.3(a)(iii) shall be deemed to have occurred and shall be effective as of the last Business Day of the Calculation Period to which such settlement relates.

                  (d) Parent Originator hereby agrees to act as the agent of each of the Subsidiary Originators for the purposes of receiving payments of Purchase Price owing to such Subsidiary Originator. Each payment received by Parent Originator for the account of any other Originator shall be credited to an account maintained by Parent Originator on its books in the name of such Subsidiary Originator and, upon demand, shall be forthwith paid over to such Subsidiary Originator or its designee.

         Section 1.4         Purchase Price Credit Adjustments.  If on any day:

                  (a) the Outstanding Balance of any Receivable purchased from an Originator is:

                           (i) reduced as a result of any defective, rejected or returned goods or services, any discount or adjustment or otherwise by such Originator (OTHER THAN a reduction in such Outstanding Balance resulting from (A) cash Collections received by Buyer or Servicer, on Buyer's behalf, on account of such Receivable's Outstanding Balance, or (B) any reserve established against or write-off of such Receivable that is made due to its becoming a Defaulted Receivable),

                           (ii) reduced (in whole or in part) as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), or

                  (b) any of the representations and warranties set forth in Sections 2.1(h), (i), (j), (r), (s), (t), (u), the second sentence of Section 2.1(q) hereof and the last clause (relating to bulk sales laws) of Section 2.1(c) are not true when made or deemed made with respect to any Receivable, then, in such event, Buyer shall be entitled to a credit (each, a "PURCHASE PRICE CREDIT") against the Purchase Price otherwise owing to such Originator hereunder equal to (x) in the case of a reduction under the preceding clause
(a)(i) or (ii), the amount of such whole or partial reduction, and (y) in the case of a misrepresentation described in the preceding clause (b), the full amount of the Purchase Price of such Receivable. If such Purchase Price Credit exceeds the aggregate


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

Purchase Price owing to such Originator on any day, such Originator shall pay the remaining amount of such Purchase Price Credit in cash (i) if such Originator's Termination Date has not occurred, not later than the next Settlement Date, and (ii) if such Originator's Termination Date has occurred, immediately; PROVIDED THAT, in the case of Parent Originator, if Parent Originator's Termination Date has not occurred, Parent Originator shall be allowed to deduct the remaining amount of any Purchase Price Credit owing by it from any indebtedness owed to it under the First Step Note.

         Section 1.5 Payments and Computations, Etc. All amounts to be paid or deposited by Buyer hereunder shall be paid or deposited in accordance with the terms hereof on the day when due in immediately available funds to the account of the applicable Originator designated from time to time by such Originator or as otherwise directed by such Originator. In the event that any payment owed by any Person hereunder becomes due on a day that is not a Business Day, then such payment shall be made on the next succeeding Business Day. If any Person fails to pay any amount hereunder when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid in full; PROVIDED, HOWEVER, that such Default Fee shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

         Section 1.6       License of Software.

                  (a) To the extent that any software used by an Originator to account for the Receivables originated by it is non-transferable, each Originator hereby grants to Buyer, Servicer and their respective assigns, an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all such software used by such Originator to account for such Receivables, to the extent necessary to administer such Receivables, whether such software is owned by such Originator or is owned by others and used by such Originator under license agreements with respect thereto, PROVIDED THAT should the consent of any licensor of such software be required for the grant of the license described herein, to be effective, such Originator hereby agrees that upon the request of Buyer (or its assigns), such Originator will use its reasonable efforts to obtain the consent of such third-party licensor. The license granted hereby shall be irrevocable until the later to occur of (i) indefeasible payment in full of the Obligations (as defined in the Loan Agreement), and (ii) the date on which each of this Agreement and the Loan Agreement terminates in accordance with its terms.

                  (b) Each Originator (i) shall take such action requested by Buyer and/or at any time while the Loan Agreement remains in effect, Administrator, from time to time hereafter, that may be necessary or appropriate to ensure that Buyer and its assigns have an enforceable ownership interest in the records included in the Receivable Files relating to the Receivables purchased from such Originator hereunder, and (ii) shall use its reasonable efforts to ensure that Buyer, Servicer and their respective assigns each has an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for such Receivables and/or to recreate such records.

         Section 1.7 Intention of the Parties; Marking of Records; Further Assurances. It is the intention of the parties hereto that the Initial Parent Sale, the Initial First Step Capital Contribution and each subsequent contribution or Purchase of Receivables under this Agreement shall constitute a sale or other absolute transfer and assignment, which sale or other transfer is absolute and irrevocable and provides Buyer with the full benefits of ownership of the Receivables. Except for the Purchase Price Credits owed to the applicable Originator pursuant to Section 1.4, each sale of Future Receivables hereunder by such Originator is made without recourse to such Originator; PROVIDED, HOWEVER, that (i) such Originator shall be liable to Buyer and each of its assigns for all representations, warranties, covenants and indemnities made by such Originator pursuant to the terms of the Transaction Documents to which such Originator is a party, and (ii) such sale does not constitute, and is not intended to result in, an assumption by Buyer or any assignee thereof of any obligation of such Originator or any other Person arising in connection with the Receivables, the related Contracts and/or other Related Security or any other obligations of such Originator. In view of the intention of the parties hereto that each Purchase of Receivables made hereunder shall constitute a purchase and sale of such Receivables rather than a loan secured thereby, each Originator agrees that it will, on or prior to the date on which such Originator becomes a party to this Agreement and in accordance with Section 4.1(e)(ii), mark its master data processing records relating to the Receivables originated by it with a legend stating that Buyer has purchased such Receivables and to note in its financial statements that its Receivables have been sold to Buyer and ultimately, to Borrower. Upon the request of Buyer or any of its assigns, each Originator will execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to perfect and maintain the perfection of Buyer's ownership interest in the Receivables and the Related Security (other than Excluded Items) that is subject to Article 9 of the UCC and Collections with respect thereto, or as Buyer or any of its assigns may reasonably request.

         Section 1.8 Characterization; Grant of Security Interest. If, notwithstanding the intention of the parties expressed in Section 1.7, any sale, dividend or contribution by any Originator of Receivables hereunder shall be characterized as a secured loan and not a sale or such sale, dividend or contribution shall for any reason be ineffective or unenforceable, then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable law. For this purpose and without being in derogation of the parties' intention that each sale, dividend or contribution of Receivables by each Originator hereunder shall constitute a true sale or other outright conveyance thereof: Each Originator hereby grants to Buyer a valid and continuing security interest in all of such Originator's right, title and interest in, to and under all Receivables which are now existing or hereafter created by such Originator, all Collections and Related Security with respect thereto, all other rights and payments relating to such Receivables and all proceeds of the foregoing to secure the prompt and complete payment of a


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

loan deemed to have been made in an amount equal to the Purchase Price of the Receivables purchased from such Originator together with all other obligations of such Originator hereunder, which security interest shall be prior to all other Adverse Claims thereto. Buyer and its assigns shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

         Section 2.1 Representations and Warranties of Originators. On the date on which it becomes a party to this Agreement and on each Purchase Date thereafter, each Originator hereby represents and warrants to Buyer, as to such Originator and the Receivables originated by it, as follows:

                  (a) Existence and Power. Such Originator is a corporation duly incorporated under the laws of the state indicated after its name in the preamble to this Agreement (such Originator's "APPLICABLE STATE"). Such Originator is validly existing and in good standing under the laws of its Applicable State and is duly qualified to do business and is in good standing as a foreign corporation, and has and holds all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or so hold could not reasonably be expected to have an Originator Material Adverse Effect.

                  (b) Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by such Originator of this Agreement (or a Joinder Agreement) and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder, and such Originator's use of the proceeds of the Purchases made from it hereunder, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part. This Agreement (or a Joinder Agreement) and each other Transaction Document to which such Originator is a party has been duly executed and delivered by such Originator.

                  (c) No Conflict. The execution and delivery by such Originator of this Agreement (or a Joinder Agreement) and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its Organizational Documents, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Originator or its Subsidiaries (except as created hereunder) except, in any case described in clauses (i)-(iv) inclusive, where such contravention or violation


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

could not reasonably be expected to have an Originator Material Adverse Effect; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

                  (d) Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for the due execution and delivery by such Originator of this Agreement (or a Joinder Agreement) and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

                  (e) Actions, Suits. Except as disclosed in the SEC Filings, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting such Originator or any of its Subsidiaries which could reasonably be expected to have an Originator Material Adverse Effect or which seeks to prevent, enjoin or delay the making or repayment of any Purchase Price Loans. Other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have an Originator Material Adverse Effect, such Originator and its Subsidiaries have no material contingent obligations not provided for or disclosed in the SEC Filings.

                  (f) Binding Effect. This Agreement (or the applicable Joinder Agreement) and each other Transaction Document to which such Originator is a party constitute the legal, valid and binding obligations of such Originator enforceable against such Originator in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  (g) Accuracy of Information. All written information heretofore furnished by such Originator or any of its Affiliates to Buyer (or its assigns) for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Originator or any of its Affiliates to Buyer (or its assigns) will be, true and accurate in every material respect on the date such written information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein, taken as a whole, not misleading.

                  (h) Use of Proceeds. No portion of any Purchase Price payment to such Originator hereunder will be used for a purpose that violates, or would be inconsistent with, any law, rule or regulation applicable to such Originator.

                  (i) Good Title. Immediately prior to each Purchase from such Originator hereunder and upon the creation of each Future Receivable, such Originator (i) is the legal and beneficial owner of the Future Receivables originated by it and (ii) is the legal and beneficial owner of the Related Security with respect thereto or possesses a valid and perfected security interest therein, in each case, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect such Originator's ownership interest in each such Receivable, its Collections and the Related Security except for Excluded Items.

                  (j) Perfection. This Agreement, together with the filing of the financing statements contemplated hereby, is effective to transfer to Buyer (and Buyer shall acquire from such Originator) (i) legal and equitable title to, with the right to sell and encumber each Receivable originated by such Originator, whether now existing and hereafter arising, together with the Collections with respect thereto, and (ii) all of such Originator's right, title and interest in the Related Security associated with each such Receivable (except for Excluded Items), in each case, free and clear of any Adverse Claim, except as created by the Transactions Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer's ownership interest in such Receivables, the Related Security (except for Excluded Items) and the Collections.

                  (k) Places of Business and Locations of Records. Such Originator's chief executive office, principal place(s) of business, and locations where it keeps all of its Receivable Files are located at the address(es) listed on Exhibit II or such other locations of which Buyer has been notified in accordance with Section 4.2(a) in jurisdictions where all action required by Section 4.2(a) has been taken and completed. Such Originator's Federal Employer Identification Number is correctly set forth on Exhibit II.

                  (l) LockBoxes, Etc. The addresses of all existing LockBoxes and the related banks, account names and account numbers for all existing LockBox Accounts and Depositary Accounts are correctly listed on
Exhibit III. All such LockBoxes, LockBox Accounts and Depositary are included in the Related Security sold to Buyer hereunder. Such Originator has not granted any Person, other than Buyer (and Borrower and Administrator, as Buyer's assigns or pledgees) dominion and control of any LockBox, LockBox Account or Depositary Account, or the right to take dominion and control of any such LockBox, LockBox Account or Depositary Account a future time or upon the occurrence of a future event.

                  (m) Originator Material Adverse Effect. Since December 31, 2000, no event has occurred that would have an Originator Material Adverse Effect.

                  (n) Names. In the past five (5) years, such Originator has not used any corporate names, trade names or assumed names other than (i) the name in which it has executed this Agreement (or, as applicable, its Joinder Agreement) and (ii) as listed on Exhibit II.

                  (o) Ownership of Buyer. Parent Originator owns, directly or indirectly, 100% of the issued and outstanding equity interests of Buyer, free and clear of any Adverse Claims. Such equity interests are validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of Buyer.

                  (p) Not a Holding Company or an Investment Company. Such Originator is not a "holding company" or a "subsidiary holding company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute. Such Originator is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

                  (q) Compliance with Law. Such Originator has complied with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have an Originator Material Adverse Effect. Each Receivable originated by such Originator, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation, except where such contravention or violation could not reasonably be expected to have an Originator Material Adverse Effect.

                  (r) Compliance with Credit and Collection Policy. Such Originator has complied in all material respects with the Credit and Collection Policy with regard to each Receivable originated by it and the related Contract, and has not made any change to such Credit and Collection Policy, except such material change as to which Buyer (or its assigns) has been notified in accordance with Section 4.1(a)(vii).

                  (s) Payments to Originators. With respect to each Receivable sold to Buyer by such Originator hereunder, the Purchase Price received by such Originator constitutes reasonably equivalent value in consideration therefor. No transfer hereunder by such Originator of any Receivable is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C.ss.ss.101 et seq.), as amended.

                  (t) Enforceability of Contracts. Each Contract with respect to each Receivable sold by such Originator hereunder is effective to create, and has created, a legally valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  (u) Eligible Receivables. Each Receivable originated by such Originator which is reflected in any Purchase Report as an Eligible Receivable was an Eligible Receivable on the date of its acquisition by Buyer hereunder.

                  (v) Accounting. The manner in which such Originator accounts for the transactions contemplated by this Agreement in its financial statements does not jeopardize the characterization of the transactions contemplated herein as being true sales.

                  (w)      Solvency. Such Originator is Solvent.

                                  ARTICLE III

                             CONDITIONS OF PURCHASE

         Section 3.1 Conditions Precedent to Purchase. The initial Purchase from each Originator under this Agreement is subject to the conditions precedent that (a) Buyer shall have issued 100% of its capital stock to Parent Originator and shall have thereafter been capitalized with the Initial First Step Contribution, and (b) Buyer shall have received on or before the date of such Purchase those documents listed on Schedule A.

         Section 3.2 Conditions Precedent to Subsequent Payments. Buyer's obligation to pay any Originator for any Future Receivable originated by it shall be subject to the further conditions precedent that: (a) as of the applicable Purchase Date, Buyer (or its assigns) shall have received such other documents as it may reasonably request and (b) as of the applicable Purchase Date, the following statements shall be true (and acceptance of the proceeds of any payment for such Future Receivable shall be deemed a representation and warranty by the applicable Originator that such statements are then true):

                  (i) the representations and warranties of such Originator set forth in Article II are true and correct in all material respects on and as of the date such Future Receivable came into existence as though made on and as of such date; PROVIDED THAT the materiality threshold in the preceding clause shall not be applicable with respect to any representation or warranty which itself contains a materiality threshold; and

                  (ii) no event has occurred and is continuing that will constitute a Termination Event or an Unmatured Termination Event.

Notwithstanding the foregoing conditions precedent, upon the applicable Purchase Date for any Future Receivable, title to such Receivable and the Related Security and Collections with respect thereto shall vest in Buyer, whether or not the conditions precedent to Buyer's obligation to pay for such Receivable were in fact satisfied and whether or not the Purchase Price has actually been paid as of such date; PROVIDED, HOWEVER, that failure of the applicable Originator to satisfy any of the foregoing conditions precedent shall give rise to a right of Buyer to rescind the related

Purchase and direct such Originator to pay to Buyer an amount equal to the Purchase Price payment, if any, made with respect to the Future Receivables included in such Purchase.

                                   ARTICLE IV
                                    COVENANTS

         Section 4.1 Affirmative Covenants of Originators. Until the date on which this Agreement terminates in accordance with its terms, each Originator hereby covenants as set forth below:

                  (a) Financial Reporting. Such Originator will maintain, for itself and each Consolidated Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to Buyer (and its assigns):

                           (i)      Annual Reporting. Within 95 days after the
close of each of its fiscal years, an unqualified audit report (with all amounts stated in Dollars) certified by independent certified public accountants of recognized national standing, prepared in accordance with GAAP on a consolidated basis for ChoicePoint Inc. and its Consolidated Subsidiaries, including a consolidated balance sheet and the related consolidated statements of income, cash flows and statements of changes in common shareholders' equity, setting forth in each case in comparative form the figures for such fiscal year and the previous fiscal year (it being understood that the requirement to deliver such information may be satisfied by the delivery of ChoicePoint Inc.'s annual report on Form 10-K for such fiscal year so long as such annual report continues to include such information).

                           (ii)     Quarterly Reporting. Within 50 days after
the close of the first three quarterly periods of each of its fiscal years, for ChoicePoint Inc. and its Consolidated Subsidiaries, an unaudited consolidated balance sheet as at the close of each such period and a consolidated income statement and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, setting forth in the case of such statements of income and cash flows in comparative form the figures for the corresponding quarter and the corresponding portion of ChoicePoint Inc.'s previous fiscal year (it being understood that the requirement to deliver such information may be satisfied by the delivery of ChoicePoint Inc.'s quarterly report on Form 10-Q for such fiscal quarter so long as such quarterly report continues to include such information), all certified (subject to normal year-end adjustments) as to fairness of presentation, preparation in accordance with GAAP and consistency by a Financial Officer of ChoicePoint Inc.

                           (iii)    Compliance Certificate. Together with the
financial statements required hereunder, a compliance certificate in substantially the form of Exhibit IV signed by a Financial Officer of ChoicePoint Inc. and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

                           (iv)     S.E.C. Filings. Promptly upon the filing
thereof, copies of all tender offer documents and reports on Form 8-K (or any successor form thereto) which ChoicePoint Inc. or any of its Subsidiaries files with the Securities and Exchange Commission.

                           (v)      Change in Credit and Collection Policy. At
least thirty (30) days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice (A) indicating such proposed material change or material amendment, and (B) if such proposed change or amendment would be reasonably likely to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables in any material respect, requesting Buyer's, Borrower's (and, if the Loan Agreement remains in effect, Administrator's) consent thereto.

                           (vi)     Other Information. Promptly, from time to
time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of such Originator as Buyer (or its assigns) may from time to time reasonably request in order to protect the interests of Buyer (and its assigns) under or as contemplated by this Agreement.

                  (b) Notices. As soon as practicable and in any event within one (1) Business Day after learning of any of the following, such Originator will notify Buyer (or its assigns) in writing of any of the following, describing the same and, if applicable, the steps being taken with respect thereto:

                           (i)      Termination Events or Unmatured Termination
Events. The occurrence of each Termination Event and each Unmatured Termination Event, by a statement of a Financial Officer of such Originator.

                           (ii)     Judgment and Proceedings. (1) The entry of
any judgment or decree against ChoicePoint Inc. or any of its Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against ChoicePoint Inc. and its Subsidiaries exceeds $5,000,000 after deducting (a) the amount with respect to which ChoicePoint Inc. or such Subsidiary is insured and with respect to which the insurer has assumed responsibility in writing or undertaken the defense with a reservation of rights, and (b) the amount for which ChoicePoint Inc. or such Subsidiary is otherwise indemnified if the terms of such indemnification are satisfactory to Buyer (or its assigns), and (2) the institution of any litigation, arbitration proceeding or governmental proceeding against such Originator which, individually or in the aggregate, could reasonably be expected to have an Originator Material Adverse Effect.

                           (iii)    Originator Material Adverse Effect. The
occurrence of any event or condition that has had, or could reasonably be expected to have, an Originator Material Adverse Effect.

                  (c) Compliance with Laws and Preservation of Existence. Such Originator will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have an Originator Material Adverse Effect. Such Originator will preserve and maintain its legal existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign entity in each jurisdiction where its business is conducted, except where the failure to so qualify or remain in good standing could not reasonably be expected to have an Originator Material Adverse Effect.

                  (d) Audits. Such Originator will furnish to Buyer and, at any time while the Loan Agreement remains in effect, Administrator from time to time such information with respect to such Originator and the Receivables sold or contributed by it as Buyer (or, at any time while the Loan Agreement remains in effect, Administrator) may reasonably request. Such Originator will, from time to time during regular business hours as requested by Buyer (or, at any time while the Loan Agreement remains in effect, Administrator), upon reasonable notice and at the sole cost of such Originator, permit an accounting firm designated by Buyer (or, at any time while the Loan Agreement remains in effect, by Administrator), on at least a semi-annual basis: (i) to examine and make copies of and abstracts from all Receivable Files in the possession or under the control of such Originator and other records relating to the Receivables originated by such Originator, the Collections and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of such Originator for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Originator's financial condition or the Receivables and the Related Security or such Originator's performance under any of the Transaction Documents or such Originator's performance under the Contracts and, in each case, with any of the officers or employees of such Originator having knowledge of such matters; PROVIDED, HOWEVER, that unless and until a Termination Event shall have occurred and be continuing, the Originators in the aggregate shall not be responsible to pay for more than two (2) such examinations in any period beginning on July 2 of one year and ending on July 1 of the following year.

                  (e)      Keeping and Marking of Records and Books.

                           (i) Such Originator will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables originated by it in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each Future Receivable originated by it and all Collections of and adjustments to each Existing Receivable originated by it). Such Originator will give Buyer (or its assigns) notice of any material change in the administrative and operating procedures referred to in the previous sentence.

                           (ii) Such Originator will (A) on or prior to the date on which such Originator becomes a party hereto, mark its master data processing records and other books and records relating to the Receivables originated by it with a legend, acceptable to Buyer (or its assigns), describing Buyer's ownership interests in such Receivables and (B) upon the request of Buyer (or its assigns) from and after the occurrence of a Termination Event: (x) mark each invoice evidencing any Receivable originated by it with a legend describing Buyer's ownership thereof and (y) at any time after ChoicePoint Inc. (or one of its Affiliates) is no longer acting as Servicer, deliver to Buyer (or its assigns) all Contracts relating to such Receivables.

                  (f) Compliance with Contracts and Credit and Collection Policy. Such Originator will timely and fully (i) perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables originated by it, and (ii) comply in all respects with the Credit and Collection Policy in regard to each such Receivable and the related Contract.

                  (g) Ownership. Such Originator will take all necessary action to establish and maintain, irrevocably in Buyer: (A) legal and equitable title to the Receivables originated by such Originator and the Collections and
(B) all of such Originator's right, title and interest in the Related Security associated with the Receivables originated by it described in the preceding clause (A) (except for Excluded Items), in each case, free and clear of any Adverse Claims other than Adverse Claims in favor of Buyer (and its assigns) (INCLUDING, WITHOUT LIMITATION, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer's interest in such Receivables, Related Security (except for Excluded Items) and Collections and such other action to perfect, protect or more fully evidence the interest of Buyer as Buyer (or its assigns) may reasonably request).

                  (h) Borrower's, Administrator's and Lender's Reliance. Such Originator acknowledges that Borrower is entering into the transactions contemplated by the Receivables Sale Agreement, and Administrator and Lender are entering into the transactions contemplated by the Loan Agreement, in reliance upon Buyer's identity as a legal entity that is separate from such Originator and any Affiliates thereof. Therefore, from and after the date on which such Originator becomes a party hereto, such Originator will take all reasonable steps within such Originator's control to maintain Buyer's identity as a separate legal entity and to make it manifest to third parties that Buyer is an entity with assets and liabilities distinct from those of such Originator and any Affiliates thereof and not just a division of such Originator or any such Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, such Originator (i) will not hold itself out to third parties as liable for the debts of Buyer nor purport to own any of the Receivables and other assets acquired by Buyer, (ii) will not take any action that would cause Buyer to violate the "separateness covenants" set forth in Section 7.1(i) of the Loan Agreement and (iii) will cause all tax liabilities arising in connection with the transactions contemplated herein or otherwise to be allocated between such Originator and Buyer on an arm's-length basis and in a manner consistent with the procedures set forth in U.S. Treasury Regulations ss.ss.1.1502-33(d) and 1.1552-1.

                  (i) Collections. In the event any payments relating to Receivables are remitted directly to such Originator or any Affiliate of such Originator, such Originator will remit (or will cause all such payments to be remitted) directly to a LockBox Account or a Depositary Account within one (1) Business Day following receipt thereof and, at all times prior to such remittance, such Originator will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of Buyer and its assigns. Such Originator will transfer exclusive ownership, dominion and control of each LockBox, LockBox Account and Depositary Account to Buyer and, will not grant the right to take dominion and control of any LockBox, any LockBox Account or any Depositary Account at a future time or upon the occurrence of a future event to any Person, except to Buyer, as contemplated by this Agreement, to Borrower, as contemplated by the Receivables Sale Agreement, and, at any time while the Loan Agreement remains in effect, to Administrator, as contemplated by the Loan Agreement.

                  (j) Taxes. Such Originator will file all tax returns and reports required by law to be filed by it and promptly pay all Covered Taxes at any time owing, except any such Covered Taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

         Section 4.2 Negative Covenants of Originators. Until the date on which this Agreement terminates in accordance with its terms, each Originator hereby covenants that:

                  (a) Name Change, Offices and Records. Such Originator will not change its (i) state of organization, (ii) name, (iii) identity or structure (within the meaning of Article 9 of any applicable enactment of the UCC) or relocate its chief executive office at any time while the location of its chief executive office is relevant to perfection of Buyer's interest in the Receivables or the associated Related Security (except for Excluded Items) and Collections or any office where Receivable Files are kept unless, in each of the foregoing cases, it shall have: (A) given Buyer (and, at any time while the Loan Agreement remains in effect, Administrator) written notice thereof within 30 days thereafter and (B) delivered to Buyer or, at any time while the Loan Agreement remains in effect, Administrator all financing statements, instruments and other documents reasonably requested by Buyer or, at any time while the Loan Agreement remains in effect, Administrator, in connection with such change or relocation.

                  (b) Change in Payment Instructions to Obligors. Such Originator will not add or terminate any LockBox, LockBox Account or Depositary Account, or make any change in the instructions to Obligors regarding payments to be made to any LockBox, any LockBox

Account or any Depositary Account, unless Buyer and, if the Loan Agreement remains in effect, Administrator shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a LockBox, LockBox Account or Depositary Account, an executed LockBox and Collection Account Agreement; PROVIDED, HOWEVER, that such Originator may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing LockBox, LockBox Account or Depositary Account.

                  (c) Modifications to Contracts and Credit and Collection Policy. Such Originator will not make any change to the Credit and Collection Policy that could reasonably be expected to adversely affect the collectibility of the Receivables or decrease the credit quality of any of its newly created Receivables. Except as otherwise permitted in its capacity as a sub-Servicer, such Originator will not extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.

                  (d) Sales, Adverse Claims. Such Originator will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or any LockBox, LockBox Account or Depositary Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of Buyer provided for herein), and such Originator will defend the right, title and interest of Buyer in, to and under any of the foregoing property, against all claims of third parties claiming through or under such Originator.

                  (e) Accounting for Purchases. Such Originator will not, and will not permit any Affiliate to, account for the transactions contemplated hereby in any financial statements in any manner other than the sale (or other outright conveyance) by such Originator to Buyer of the Receivables and the associated Collections and Related Security except to the extent that such transactions are not recognized on account of consolidated financial reporting in accordance with generally accepted accounting principles.

                                   ARTICLE V
                               TERMINATION EVENTS

         Section 5.1 Termination Events. The occurrence of any one or more of the following events shall constitute a Termination Event with respect to an Originator:

                  (a) Such Originator shall fail to make any payment or deposit required hereunder when due and such failure shall continue for three
(3) consecutive Business Days.

                  (b) Any representation, warranty, certification or statement made by such Originator in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made; PROVIDED THAT the materiality threshold in the preceding clause shall not be applicable with respect to any representation or warranty which itself contains a materiality threshold and PROVIDED FURTHER, that any misrepresentation or certification for which Buyer has actually received a Purchase Price Credit from such Originator shall not constitute a Termination Event hereunder.

                  (c) Such Originator shall breach any covenant contained in Section 4.1(b)(i) which is not cured within three (3) Business Days, or such Originator shall breach any covenant contained in Section 4.2(c) or 4.2(e), which is not cured within thirty (30) days, or such Originator shall breach any covenant contained in Section 4.2(a), (b) or (d).

                  (d) Such Originator shall breach, fail to perform or observe any covenant contained in any Section of this Agreement (which is not covered by another subsection, paragraph or clause of this Section 5.1) or of any other Transaction Document to which it is a party which is not remedied within thirty (30) days after written notice from Buyer (or, at any time while the Loan Agreement remains in effect, Administrator).

                  (e) Failure of such Originator or any of its Subsidiaries to pay any of its Material Debts when due; or the default by such Originator or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement under which such Material Debt was created or is governed, or any other event shall occur or condition exist, the effect of which is to cause, or to permit the holder or holders of such Material Debt to cause such Material Debt to become due prior to its stated maturity; or any Material Debt of such Originator or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment or as a result of the sale of an asset securing such Material Debt) prior to the stated maturity thereof.

                  (f) (i) Such Originator shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or (ii) any proceeding shall be instituted by or against such Originator seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or (iii) such Originator shall take any corporate action to authorize any of the actions set forth in the foregoing clauses (i) or (ii) of this subsection (f).

                  (g)      A Change of Control shall occur.

                  (h) Such Originator or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $5,000,000, which is not stayed on appeal or otherwise being appropriately contested in good faith.

                  (i) The First Step Note shall be assigned, pledged or otherwise transferred to any Person in violation of the last section thereof.

         Section 5.2 Remedies. Upon the occurrence and during the continuation of a Termination Event, Buyer may take any of the following actions: (i) declare the applicable Originator's Termination Date to have occurred, whereupon such Originator's Termination Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by such Originator; PROVIDED, HOWEVER, that upon the occurrence of a Termination Event described in Section 5.1(f), or of an actual or deemed entry of an order for relief with respect to any Originator under the United States Bankruptcy Code, such Originator's Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each of the Originators and (ii) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any amounts then due and owing by such Originator to Buyer. The aforementioned rights and remedies shall be without limitation and shall be in addition to all other rights and remedies of Buyer and its assigns otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

                                   ARTICLE VI
                                 INDEMNIFICATION

         Section 6.1 Indemnities by Originators. Without limiting any other rights that Buyer may have hereunder or under applicable law, each Originator hereby agrees to indemnify (and pay upon demand to) Buyer and its assigns, officers, directors, agents and employees (each an "ORIGINATOR INDEMNIFIED PARTY") from and against any and all damages, losses, claims, Covered Taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees (which attorneys may be employees of Buyer or any such assign) and disbursements (all of the foregoing being collectively referred to as "ORIGINATOR INDEMNIFIED AMOUNTS") awarded against or incurred by any of them arising out of any of the following:

                           (i) any representation or warranty made by such Originator (or any officers of such Originator) under or in connection with any Purchase Report, this Agreement, any other Transaction Document to which such Originator is a party or any other information or report delivered by such Originator pursuant hereto or thereto for which Buyer has not received a Purchase Price Credit that shall have been false or incorrect when made or deemed made;

                           (ii) the failure by such Originator, to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of such Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;

                           (iii) any failure of such Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document to which such Originator is a party;

                           (iv) any products liability, personal injury or damage, suit or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract to which such Originator is a party or any Receivable originated by such Originator;

                           (v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor or failure to pay due to financial inability) of the Obligor to the payment of any Receivable originated by such Originator (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

                           (vi)     the commingling of Collections of
         Receivables originated by such Originator at any time with other funds;

                           (vii)    any investigation, litigation or
         proceeding related to or arising from this Agreement or any other Transaction Document to which such Originator is a party, the transactions contemplated hereby, such Originator's use of the proceeds of any Purchase from it hereunder, the ownership of the Receivables originated by such Originator or any other investigation, litigation or proceeding relating to such Originator in which any Originator Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

                           (viii) any inability to litigate any claim against any Obligor in respect of any Receivable originated by such Originator as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

                           (ix) any failure to vest and maintain vested in Buyer, or to transfer to Buyer, legal and equitable title to, and ownership of, the Receivables originated by such Originator and the associated Collections, and all of such Originator's right, title and interest in the Related Security associated with such Receivables (other than Excluded Items), in each case, free and clear of any Adverse Claim;

                           (x) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable originated by such Originator or the Related Security (other than Excluded Items) and Collections with respect thereto, and the proceeds of any thereof, whether at the time of the applicable Purchase from such Originator hereunder or at any subsequent time;

                           (xi) any attempt by any Person to void any Purchase from such Originator hereunder under statutory provisions or common law or equitable action; and

                           (xii) the failure of any Receivable originated by such Originator that is reflected as an Eligible Receivable on any Purchase Report prepared by such Originator (or by Servicer on its behalf) to be an Eligible Receivable at the time acquired by Buyer;

EXCLUDING, HOWEVER, (a) Originator Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Originator Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Originator Indemnified Party seeking indemnification; (b) Originator Indemnified Amounts to the extent the same includes losses in respect of Receivables originated by that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; and (c) Excluded Taxes. Nothing in this Section 6.1 shall limit the liability of any Originator or limit the recourse of Buyer to such Originator for amounts otherwise specifically provided to be paid by such Originator under the terms of this Agreement.

         Section 6.2 Other Costs and Expenses. The Originators, jointly and severally, agree to pay to Buyer, on demand, all reasonable out-of-pocket costs and expenses in connection with (a) the preparation, execution and delivery of this Agreement and the other documents to be delivered hereunder,
(b) the preparation, execution and delivery of any amendment hereto or waiver hereof requested by any Originator, and (c) any and all reasonable costs and expenses of Buyer, if any, including reasonable counsel fees and expenses, in connection with the enforcement of this Agreement and the other documents delivered hereunder.

         Section 6.3 Taxes. All payments by each Originator to or for the account of Buyer (or any of its assigns) hereunder or under any other Transaction Document to which such Originator is a party shall be made free and clear of and without deduction for any and all Covered Taxes. If any Originator shall be required by law to deduct any Covered Taxes from or in respect of any sum payable hereunder to Buyer (or any of its assigns), (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 6.3), Buyer (or such assign, as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,

(b) such Originator shall make such deductions, (c) such Originator shall pay the full amount deducted to the relevant authority in accordance with applicable law, and (d) such Originator shall furnish to Buyer (or, at any time while the Loan Agreement remains in effect, to Administrator) the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

                                  ARTICLE VII
                        JOINDER OF ADDITIONAL ORIGINATORS

         Section 7.1 Addition of New Originators. From time to time upon not less than 60 days' prior written notice to Buyer and its assigns (or such shorter period of time as Buyer and its assigns may agree upon), Buyer may agree that one or more of ChoicePoint Inc.'s existing or hereafter acquired wholly-owned Subsidiaries become an Originator hereunder. No such addition shall become effective (a) without the written consent of Buyer and Borrower and, if the proposed New Originator is a Material Originator and the Loan Agreement remains in effect, without the written consent of Administrator, but may become effective prior to such 60th day if such written consent is given more promptly and (b) unless all conditions precedent to such addition required by Section 7.2 below are satisfied prior to such date.

         Section 7.2 Documentation. Prior to the effectiveness of any New Originator's becoming an Originator hereunder, such New Originator shall execute a Joinder Agreement in the form of Exhibit VII hereto (a "JOINDER AGREEMENT") and shall deliver each of the documents listed on Schedule A hereto which is required to be delivered by each Originator, together with such updated Exhibits hereto as may be necessary to ensure that after giving effect to the addition of such New Originator, each of the representations and warranties of such New Originator under Article II hereof will be true and correct.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         Section 8.1       Waivers and Amendments.

                  (a) No failure or delay on the part of Buyer (or its assigns) in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

                  (b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing signed by each of the Originators and Buyer and, for so long as the Loan Agreement remains in effect to the extent required thereunder, by Administrator. At any time while the Loan Agreement remains in effect, any material amendment, supplement, modification or waiver will require Administrator's receipt of written notice from S&P and Moody's that such change will not cause the rating on the then outstanding commercial paper of Lender to be downgraded or withdrawn.

         Section 8.2 Notices. All communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on Schedule B hereto or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (a) if given by telecopy, upon the receipt thereof, (b) if given by mail, five (5) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (c) if given by any other means, when received at the address specified in this Section 8.2.

         Section 8.3       Protection of Ownership Interests of Buyer.

                  (a) Each of the Originators agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that Buyer (or its assigns) may reasonably request, to perfect, protect or more fully evidence the interest of Buyer and its assigns therein, or to enable Buyer (or its assigns) to exercise and enforce their rights and remedies hereunder. At any time following the earlier to occur of a Termination Event or an Amortization
Event: Buyer (or its assigns) may, at each Originator's sole cost and expense, direct such Originator to notify the Obligors of Receivables originated by such Originator of the ownership interests of Buyer under this Agreement and may also direct that payments of all amounts due or that become due under any or all such Receivables be made directly to Buyer or its designee.

                  (b) If any Originator fails to perform any of its obligations hereunder:

                           (i) with not less than ten (10) days' prior written notice (or, if such 10-days would have the effect of extending the cure period, if any, applicable to any Originator's nonperformance, such shorter period of prior written notice as would not cause such an extension), Buyer (or its assigns) may (but shall not be required to) perform, or cause performance of, such obligations, and Buyer's (or such assigns') costs and expenses incurred in connection therewith shall be payable by such Originator as provided in Section 6.2;

                           (ii) such Originator irrevocably authorizes Buyer (and its assigns) at any time and from time to time in the sole discretion of Buyer (or its assigns), and appoints Buyer (and its assigns) as its attorney(ies)-in-fact, to act on behalf of such Originator (A) to execute on behalf of such Originator as debtor (if the debtor's signature is required) and to file financing statements (with or without such Originator's signature, as debtor, as permitted by applicable law) which are necessary or desirable in Buyer's (or its assigns') sole discretion to perfect and to maintain the perfection and priority of the interest of Buyer in the Receivables and the associated Related Security (except for Excluded Items) and Collections and (B) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as Buyer (or its assigns) in their sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority of Buyer's interests in such Receivables.

The appointment under the foregoing clause (ii) is coupled with an interest and is irrevocable.

         Section 8.4       Confidentiality.

                  (a) Each Originator shall maintain and shall cause each of its employees and officers to maintain the confidentiality of the Fee Letter and the other confidential or proprietary information with respect to Administrator and Lender and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each Originator and its officers and employees may disclose such information to such Originator's external accountants, attorneys and other advisors and as required by any applicable law, rule, direction, request or order of any judicial, administrative or regulatory authority or proceeding (whether or not having the force or effect of law). The restrictions in this Section 8.4(a) shall not apply to any information which is or becomes generally available to the public other than as a result of disclosure by such Originator or one of its Affiliates.

                  (b) Each Originator hereby consents to the disclosure of any nonpublic information with respect to it (i) to Buyer, Borrower, Administrator, the Liquidity Banks or Lender by each other, (ii) to any prospective or actual assignee or participant of any of the Persons described in clause (i), (iii) to any of Lender's rating agencies, commercial paper dealers or Support Providers or to any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which Administrator acts as the administrative agent or administrator and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, PROVIDED each Person described in the foregoing clauses (ii) and (iii) is informed of the confidential nature of such information, and (iv) as required pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

         Section 8.5 Bankruptcy Petition. Each Originator hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of Lender, it will not institute against, or join any other Person in instituting against, Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States. Each Originator hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of Buyer, it will not institute against, or join any other Person in instituting against, Buyer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States

         Section 8.6 CHOICE OF LAW. THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) EXCEPT TO THE EXTENT THAT THE LAWS OF ANOTHER JURISDICTION GOVERN THE PERFECTION, OR THE EFFECT OF PERFECTION OR NONPERFECTION, OF THE OWNERSHIP OR SECURITY INTERESTS OF BUYER.

         Section 8.7 CONSENT TO JURISDICTION. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY ANY ORIGINATOR PURSUANT TO THIS AGREEMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF BUYER (OR ITS ASSIGNS) TO BRING PROCEEDINGS AGAINST ANY ORIGINATOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY ORIGINATOR AGAINST BUYER (OR ITS ASSIGNS) OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY ANY ORIGINATOR PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

         Section 8.8 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY ORIGINATOR

PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

         Section 8.9       Integration; Binding Effect; Survival of Terms.

                  (a) This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

                  (b) This Agreement shall be binding upon and inure to the benefit of each of the Originators, Buyer and their respective successors and permitted assigns (including any trustee in bankruptcy). No Originator may assign any of its rights and obligations hereunder or any interest herein without the prior written consent of Buyer (and, while the Loan Agreement remains in effect, Administrator). Buyer may assign at any time its rights and obligations hereunder and interests herein to any other Person without the consent of any Originator. Without limiting the foregoing, each Originator acknowledges that Buyer, pursuant to the Receivables Sale Agreement, may assign to Borrower all of Buyer's rights, remedies, powers and privileges hereunder and that Borrower, pursuant to the Loan Agreement, may pledge to Administrator, for the benefit of Lender and its assigns, its rights, remedies, powers and privileges hereunder. Originator agrees that, at any time while the Loan Agreement remains in effect, Administrator, as the pledgee of Borrower (as Buyer's assignee), shall, subject to the terms of the Loan Agreement, have the right to enforce this Agreement and to exercise directly all of Buyer's rights and remedies under this Agreement (including, without limitation, the right to give or withhold any consents or approvals of Buyer to be given or withheld hereunder). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; PROVIDED, HOWEVER, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Originator pursuant to Article II; (ii) the indemnification and payment provisions of Article VI; and (iii)
Section 8.5 shall be continuing and shall survive any termination of this Agreement.

         Section 8.10 Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to "Article," "Section," "Schedule" or "Exhibit" shall mean articles and sections of, and schedules and exhibits to, this Agreement.

                            [signature pages follow]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

                                       CHOICEPOINT SERVICES INC., PRC
                                       CORPORATION, CHOICEPOINT BUSINESS
                                       AND GOVERNMENT SERVICES INC.,
                                       CHOICEPOINT DIRECT INC., STATEWIDE
                                       DATA SERVICES, INC., I.R.S.C., INC.,
                                       CHOICEPOINT PUBLIC RECORDS INC.,
                                       PATLEX CORPORATION, NATIONAL SAFETY
                                       ALLIANCE INCORPORATED AND BTI
                                       EMPLOYEE SCREENING SERVICES INC.



                                       By: /s/ David E. Trine
                                          -------------------------------------
                                       Name: David E. Trine
                                       Title: Treasurer

                                       CHOICEPOINT CAPITAL INC.



                                       By: /s/ David E. Trine
                                          -------------------------------------
                                       Name: David E. Trine
                                       Title: Treasurer

                                    EXHIBIT I

                                   Definitions

                  This is Exhibit I to the Agreement (as hereinafter defined). As used in the Agreement and the Exhibits and Schedules thereto, capitalized terms have the meanings set forth in this Exhibit I (such meanings to be equally applicable to the singular and plural forms thereof). IF A CAPITALIZED TERM IS USED IN THE AGREEMENT AND IS NOT OTHERWISE DEFINED THEREIN OR IN THIS EXHIBIT I, SUCH TERM SHALL HAVE THE MEANING ASSIGNED THERETO IN THE LOAN AGREEMENT (HEREINAFTER DEFINED).

                  "ADMINISTRATOR" has the meaning set forth in the Preliminary Statements to the Agreement.

                  "ADVERSE CLAIM" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, capitalized lease or other title retention agreement).

                  "AFFILIATE" of any Person means any other Person that (i) directly or indirectly controls, is controlled by or is under common control with such Person or (ii) is an officer or director of such Person. A Person shall be deemed to be "controlled by" another Person if such other Person possesses, directly or indirectly, power (a) to vote 5% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing partners of such other Person, or (b) to direct or cause the direction of the management and policies of such other Person whether by contract or otherwise. The word "AFFILIATED" has a correlative meaning.

                  "AGREEMENT" means the Receivables Sale and Contribution Agreement, dated as of July 2, 2001, among Originators and Buyer, as the same may be amended, restated or otherwise modified.

                  "APPLICABLE STATE" has the meaning set forth in Section 2.1(a) of the Agreement

                  "BORROWER" has the meaning set forth in the Preliminary Statements to the Agreement.

                  "BUSINESS DAY" means any day on which (a) SunTrust Bank is not authorized or required to be closed for business in Atlanta, Georgia, and The Depository Trust Company of New York is open for business, and (b) commercial banks in New York City are not authorized or required to be closed.

                  "BUYER" has the meaning set forth in the preamble to the Agreement.

                  "BUYER LOAN" has the meaning set forth in the Preliminary Statements to the Agreement.

                  "BUYER'S NET WORTH" means as of the last Business Day of each Calculation Period preceding any date of determination, the excess, if any, of
(a) the aggregate net book value of Buyer's assets determined in accordance with GAAP, OVER (b) the sum of (i) the aggregate outstanding principal balance of all actual liabilities of Buyer at such time determined in accordance with GAAP (including, without limitation, all then outstanding Purchase Price Loans and any Purchase Price Loan proposed to be made on the date of determination), PLUS
(ii) the aggregate principal amount of all known contingent liabilities of Buyer at such time.

                  "CALCULATION PERIOD" means each calendar month or portion thereof which elapses during the term of the Agreement. The first Calculation Period shall commence on the Closing Date and the final Calculation Period shall terminate on the latest Termination Date.

                  "CHANGE OF CONTROL" means (a) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of ChoicePoint Inc., (b) ChoicePoint Inc. ceases to own, directly or indirectly, 100% of the outstanding voting securities of each of the Originators, or (c) Parent Originator ceases to own , directly or indirectly, 100% of the outstanding voting securities of Buyer.

                  "CLOSING DATE" has the meaning provided in the Loan Agreement.

                  "COLLECTIONS" means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all yield, Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable.

                  "CONSOLIDATED SUBSIDIARY" means, at any date as of which the same is to be determined, any Subsidiary or other entity the accounts of which would be consolidated with those of ChoicePoint Inc. in its consolidated financial statements if such statements were prepared as of such date in accordance with GAAP.

                  "CONTRACT" means either (i) a written agreement between an Originator and an Obligor, or (ii) an invoice issued by an Originator to an Obligor, in either of the foregoing cases, pursuant to which such Obligor is obligated to pay for goods, merchandise and/or services.

                  "COVERED TAXES" means all Taxes other than Excluded Taxes.

                  "CREDIT AND COLLECTION POLICY" means each Originator's credit and collection policies and practices relating to Contracts and Receivables existing on the date on which such Originator becomes a party hereto and delivered to Buyer and Administrator prior to such date, as modified from time to time with the consent of Buyer (and, if the Loan Agreement remains in effect, Administrator). A summary of the Credit and Collection Policy of each Originator party to this Agreement as of July 2, 2001 is contained in Exhibit IX to this Agreement.

                  "DEBT" means, with respect to any Person at any date, without duplication: (i) all indebtedness of such Person for borrowed money, (ii) all indebtedness of such Person for the deferred purchase price of property or services (other than property and services purchased, and expense accruals and deferred compensation items arising, in the ordinary course of business), (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeal bonds arising in the ordinary course of business), (iv) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, to the extent required to be so recorded, (vi) all reimbursement, payment or similar obligations of such Person, contingent or otherwise, under acceptance, letter of credit or similar facilities (other than letters of credit in support of trade obligations or in connection with workers' compensation, unemployment insurance, old-age pensions and other social security benefits in the ordinary course of business), (vii) all net obligations of such Person in respect of interest rate swap, cap, collar, swaption, option or similar agreements, (viii) all obligations arising in connection with a sale or other transfer of any of such Person's financial assets which are, or are intended to be, classified as loans for federal tax purposes, (ix) all Debt referred to in clauses (i) through (viii) above guaranteed directly or indirectly by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (A) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss in respect of such Debt, (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure a creditor against loss in respect of such Debt, and (x) all Debt referred to in clauses
(i) through (viii) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Adverse Claim, security interest or other charge or encumbrance upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

                  "DEFAULT FEE" means a per annum rate of interest equal to the sum of (i) the Prime Rate (as defined in the First Step Note), PLUS (ii) 2.00% per annum.

                  "DEFAULTED RECEIVABLE" means, as of any date of determination, any Receivable (i) which the Servicer has or should have charged-off or deemed uncollectible in accordance with the Credit and Collection Policy after taking a reasonable time to apply Collections received to applicable invoices and reconcile the amount of such Receivable, (ii) as to which, as of such date of determination, any payment, or part thereof, remains unpaid for 91 days or more past the due date for such payment, determined by reference to the original contractual payment terms of such Receivable or (iii) as to which the Obligor thereon has suffered an Event of Bankruptcy.

                  "DELINQUENT RECEIVABLE" means a Receivable (other than a Defaulted Receivable) as to which all or any part of a scheduled payment remains unpaid for 61 days or more from the original due date for such payment.

                  "DEPOSITORY ACCOUNT" means a deposit account (other than a LockBox Account) into which Collections are deposited.

                  "DISCOUNT FACTOR" means a percentage calculated to provide the applicable Transferee with a reasonable profit from its investment in the Receivables after taking account of (i) the time value of money based upon the anticipated dates of collection of such Receivables and the cost to such Transferee of financing its investment in such Receivables during such period,
(ii) the risk of nonpayment by the Obligors, and (iii) in the case of Buyer, the cost to Buyer of paying the Servicer to service and collect the Receivables and Related Security on Buyer's behalf. Each Originator and Buyer may agree from time to time to change the Discount Factor applicable to Future Receivables originated by such Originator based on changes in one or more of the items affecting the calculation thereof, PROVIDED THAT any change to the Discount Factor shall take effect as of the commencement of a Calculation Period, shall apply only prospectively and shall not affect the Purchase Price payment made prior to the Calculation Period during which such Originator and Buyer agree to make such change. As of the Closing Date, the Discount Factor in respect of the Receivables originated by each of the Originators is 1.8%.

                  "DOLLARS," "DOLLARS" and "$" shall mean lawful money of the United States of America.

                  "ELIGIBLE RECEIVABLE" means each Receivable that meets the following criteria:

                  (a) that was created by an Originator in compliance, in all material respects, with its Credit and Collection Policy, in the regular and ordinary course of the business of such Originator;

                  (b) that was documented in all material respects in compliance with the applicable Originator's standard administration and documentation policies and procedures;

                  (c)      is not a Delinquent Receivable or a Defaulted
         Receivable;

                  (d) as to which, at the time of the sale or contribution of such Receivable to Parent SPE, the applicable Originator was the sole owner thereof and had good and marketable title thereto, free and clear of all Adverse Claims, and which was sold or contributed to Parent SPE pursuant to the Agreement, free and clear of all Adverse Claims other than in favor of Borrower and Administrator;

                  (e) the sale or assignment of which by an Originator to Parent SPE or by Parent SPE to Borrower does not contravene or conflict with any law, rule or regulation or any contractual or other restriction, limitation or encumbrance, and the sale or assignment of which does not require the consent of the Obligor thereof;

                  (f) which is denominated and payable in Dollars and is only payable in the United States of America,

                  (g)      the Obligor of which is a resident of the United
         States;

                  (h) the Obligor of which is not an officer, director or Affiliate of any Originator, Parent SPE or Purchaser;

                  (i)      the Obligor of which is not a Governmental Authority;

                  (j) that is in full force and effect and constitutes the legally valid and binding payment obligation of the Obligor with respect thereto, enforceable against such Obligor in accordance with its terms and is not subject to any right of rescission, setoff, counterclaim or defense (including the defense of usury) or to any repurchase obligation or return right;

                  (k) that does not contravene any applicable requirements of law (including without limitation all laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, fair debt collection practices and privacy) and which complies with all applicable requirements of law and with respect to which all consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the related Originator in connection with the creation or the execution, delivery and performance of such Receivable, have been duly obtained, effected or given and are in full force and effect;

                  (l) that complies with all applicable requirements of the applicable Credit and Collection Policy;

                  (m) as to which each of Parent SPE's and Purchaser's ownership interest has been perfected under the applicable Uniform Commercial Code and other applicable laws;

                  (n) as to which the Servicer is in possession of the related Receivable File;

                  (o) which provides for repayment in full of the unpaid balance thereof upon receipt of invoice or in any event within thirty
         (30) days of the date of the creation thereof;

                  (p) the terms of which have not been modified or waived except as permitted under the applicable Credit and Collection Policy and the Agreement;

                  (q) which constitutes an "account" under and as defined in Article 9 of the Uniform Commercial Code of all applicable jurisdictions,

                  (r) which is not subject to any dispute, right of rescission, set-off, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the applicable Obligor against the applicable Originator or any other Adverse Claim, and the Obligor thereon holds no right as against the applicable Originator to cause the applicable Originator to repurchase the goods the sale of which shall have given rise to such Receivable (except with respect to sale discounts effected pursuant to the Contract, or goods returned in accordance with the terms of the Contract), and

                  (s) the applicable Originator has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor.

                  "EVENT OF BANKRUPTCY" shall be deemed to have occurred with respect to a Person if either:

                  (a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

                  (b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

                  "EXCLUDED ITEMS" means the interest of an Originator (or Buyer, as its assignee) in Related Security which, by operation of law or enforceable contractual restrictions, either (i) cannot be transferred by an Originator to Buyer or (ii) cannot be subjected to an Adverse Claim which can be perfected by filing a UCC financing statement in the state where such Originator maintains its chief executive office or is organized.

                  "EXCLUDED TAXES" means, in the case of Buyer (or any other Originator Indemnified Party), taxes imposed on its overall net income, and franchise taxes and branch profit taxes based on net income imposed on it, by
(i) the jurisdiction under the laws of which Buyer (or such other Originator Indemnified Party) is incorporated or organized or (ii) the jurisdiction in which Buyer's (or such other Originator Indemnified Party's) principal executive office is located.

                  "EXISTING RECEIVABLES" means Receivables in existence as of the Initial Cutoff Date.

                  "FINANCE CHARGES" means, with respect to a Contract, any finance, interest, late payment, returned check charges or similar charges owing by an Obligor pursuant to such Contract.

                  "FINANCIAL OFFICER" means, with respect to any Person, such Person's Chief Financial Officer, Treasurer, Corporate Controller or Assistant Treasurer.

                  "FIRST STEP NOTE" means a promissory note in substantially the form of Exhibit V hereto as more fully described in Section 1.3 of the Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "FUTURE RECEIVABLES" means Receivables coming into existence after the Initial Cutoff Date.

                  "GAAP" means accounting principles generally accepted in the United States of America as recommended by the Financial Accounting Standards Board as in effect as of the Closing Date applied consistently with the audited financial statements of ChoicePoint Inc. and its Consolidated Subsidiaries for the fiscal year ended December 31, 2000.

                  "GOVERNMENTAL AUTHORITY" means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government including any authority or other quasi-governmental entity established to perform any of such functions.

                  "INITIAL CONTRIBUTED RECEIVABLES" has the meaning set forth in
Section 1.1.

                  "INITIAL CUTOFF DATE" means the Business Day immediately prior to the Closing Date.

                  "INITIAL FIRST STEP CONTRIBUTION" has the meaning set forth in the Preliminary Statements to the Agreement.

                  "INITIAL PARENT SALE" has the meaning set forth in the Preliminary Statements to the Agreement.

                  "IRS" means the Internal Revenue Service and any Person succeeding to the functions thereof.

                  "JOINDER AGREEMENT" has the meaning set forth in Section 7.1 of the Agreement.

                  "LENDER" has the meaning set forth in the Preliminary Statements to the Agreement.

                  "LOAN AGREEMENT" has the meaning set forth in the Preliminary Statements to the Agreement.

                  "LOCKBOX" has the meaning provided in the Loan Agreement.

                  "LOCKBOX ACCOUNT" has the meaning provided in the Loan Agreement.

                  "MATERIAL DEBT" means (a) Debt of any Originator and/or one or more of its Subsidiaries (other than Buyer and any of Buyer's Subsidiaries), arising in one or more related or unrelated transactions, in an aggregate principal or face amount exceeding $5,000,000, or (b) Debt of Buyer and any of Buyer's Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal or face amount exceeding $10,700.

                  "MATERIAL ORIGINATOR" means any proposed New Originator whose Receivables represent more than 10% of the aggregate Unpaid Balance of all Receivables immediately prior to the effectiveness of such Person's addition hereto as an Originator.

                  "NEW ORIGINATOR" means any direct or indirect wholly-owned Subsidiary of ChoicePoint that hereafter becomes an Originator under this Agreement by executing a Joinder Agreement and complying with the provisions of
Article VII hereof.

                  "MOODY'S" means Moody's Investors Service, Inc.

                  "ORGANIZATIONAL DOCUMENTS" means, for any Person, the documents for its formation and organization, which, for example, (a) for a corporation are its corporate charter and bylaws, (b) for a partnership are its certificate of partnership (if applicable) and partnership agreement, (c) for a limited liability company are its certificate of formation or organization and its operating agreement, regulations or the like and (d) for a trust is the trust agreement, declaration of trust, indenture or bylaws under which it is created.

                  "ORIGINAL BALANCE" means, with respect to any Receivable coming into existence after the Initial Cutoff Date, the Outstanding Balance of such Receivable on the date it was created.

                  "ORIGINATOR INDEMNIFIED AMOUNTS" has the meaning set forth in
Section 6.1.

                  "ORIGINATOR INDEMNIFIED PARTY" has the meaning set forth in
Section 6.1.

                  "ORIGINATOR MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) on the business, property, condition (financial or otherwise) or results of operations of the Originators and their Subsidiaries taken as a whole, (ii) the ability of any Originator to perform its obligations under the Agreement or any other Transaction Document to which it is a party, (iii) the legality, validity or enforceability of the Agreement or any other Transaction Document, (iv) any Originator's, Buyer's, Borrower's, Administrator's or Lender's interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or Collections with respect thereto, or
(v) the collectibility of the Receivables generally or of any material portion of the Receivables.

                  "ORIGINATORS" has the meaning set forth in the preamble to the Agreement.

                  "OUTSTANDING BALANCE" of any Receivable at any time means the then outstanding principal balance thereof.

                  "PARENT ORIGINATOR" has the meaning set forth in the preamble to the Agreement.

                  "PERSON" means an individual, partnership, limited liability company, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity.

                  "PURCHASE" means (a) the Initial Parent Sale, or (b) each purchase by Buyer from an Originator pursuant to Section 1.2 of the Agreement of Receivables and the Related Security and Collections related thereto, together with all related rights in connection therewith.

                  "PURCHASE DATE" has the meaning set forth in Section 1.2(a) of the Agreement.

                  "PURCHASE PRICE" means:

                  (a) with respect to the Initial Parent Sale, (i) the product of (x) the Outstanding Balance of the Existing Subsidiary Receivables on the Initial Cutoff Date, MULTIPLIED BY (y) one minus the Discount Factor in effect on such date; and

                  (b) with respect to each Purchase by Buyer from an Originator, the aggregate price to be paid by Buyer to such Originator for such Purchase in accordance with Section 1.3 of the Agreement for the Future Receivables originated by such Originator and the associated Collections and Related Security being sold to Buyer, which price shall equal on any date (i) the product of (x) the Outstanding Balance of such Future Receivables on such date, MULTIPLIED BY (y) one minus the Discount Factor in effect on such date, minus (ii) any Purchase Price Credits to be credited in accordance with Section
1.4 of the Agreement against the Purchase Price otherwise payable.

                  "PURCHASE PRICE CREDIT" has the meaning set forth in Section
1.4 of the Agreement.

                  "PURCHASE PRICE LOAN" has the meaning set forth in Section 1.3(a) of the Agreement.

                  "PURCHASE REPORT" has the meaning set forth in Section 1.2(b) of the Agreement.

                  "RECEIVABLE" means all indebtedness and other obligations owed to an Originator at the times it arises, and before giving effect to any transfer or conveyance under the Agreement or the Receivables Sale Agreement (including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible) arising in connection with the sale of goods or the rendering of services by an Originator and further includes, without limitation, the applicable Obligor's obligation to pay any Finance Charges or freight charges and any other obligations of such Obligor with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; PROVIDED, FURTHER, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless or whether the account debtor or such Originator or any of its Affiliates treats such indebtedness, rights or obligations as a separate payment obligation.

                  "RECEIVABLES SALE AGREEMENT" has the meaning set forth in the Preliminary Statements to the Agreement.

                  "RELATED SECURITY" means, with respect to any Receivable: (a) all right, title and interest, but none of the obligations, of the applicable Originator, in the goods (including returned goods), if any, relating to the sale which gave rise to such Receivable, (b) all right, title and interest, but none of the obligations, of such Originator, in, to and under other Adverse Claims and property subject to Adverse Claims from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, (c) all UCC financing statements or similar instruments covering any collateral securing payment of such Receivable, (d) all guaranties, indemnities, insurance and other agreements (including the related Receivable File) or arrangement and other collateral of whatever character from time to time supporting or securing payment of such Receivable, whether pursuant to the Contract relating to such Receivable or otherwise relating to such Receivable, (e) all right, title and interest, if any, of such Originator in any LockBox, any LockBox Account or any Depositary Account, and (f) all other instruments and all rights under the documents in the Receivables File relating to such Receivables and all rights (but not obligations) relating to such Receivables.

                  "REPORTING DATE" means the second Business Day after the 15th of each month hereafter.

                  "REQUIRED CAPITAL AMOUNT" means (a) as of any date of determination while the Loan Agreement remains in effect, an amount equal to the greater of (i) the product of (A) 1.5 times the product of the Default Ratio (as defined in the Loan Agreement) times the Loss Horizon Ratio (as defined in the Loan Agreement) times (B) the Outstanding Balance of all Receivables as of such date, each as determined from the most recent Monthly Report delivered to Administrator, and (ii) the amount necessary to ensure that Buyer remains Solvent, and (b) at all other times, the amount determined pursuant to the preceding clause (a)(ii).

                  "S&P" means Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

                  "SEC FILINGS" means ChoicePoint Inc.'s annual and quarterly reports on Forms 10-K and 10-Q as filed with the U.S. Securities and Exchange Commission for the fiscal year ended December 31, 1999 and the fiscal quarters ended March 31, 2000, June 30, 2000 and September 30, 2000, respectively.

                  "SERVICER" means ChoicePoint Inc., a Georgia corporation, or any other Person who from time to time is designated by Buyer or any of its assigns to service the Receivables. At any time while the Loan Agreement remains in effect, such designation shall be made by Administrator.

                  "SETTLEMENT DATE" means the 20th day of each month hereafter (or, if any such date is not a Business Day, the next succeeding Business Day).

                  "SOLVENT" means with respect to any Person that as of the date of determination both (A)(i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (B) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "SUBSIDIARY" means, with respect to any Person, a corporation of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of directors.

                  "SUBSIDIARY EXISTING RECEIVABLES" has the meaning set forth in the Preliminary Statements to the Agreement.

                  "SUBSIDIARY ORIGINATOR(S)" has the meaning set forth in the preamble to the Agreement.

                  "TAXES" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities (including but not limited to interest and penalties) with respect to the foregoing, imposed by any Governmental Authority.

                  "TERMINATION DATE" means, as to each Originator, the earliest to occur of (i) the Termination Date (as defined in the Receivables Sale Agreement), (ii) at any time while the Loan Agreement remains in effect, the Commitment Termination Date (as defined in the Loan

Agreement), (iii) the Business Day immediately prior to the occurrence of a Termination Event set forth in Section 5.1(f) with respect to such Originator,
(iv) the Business Day specified in a written notice from Buyer to such Originator following the occurrence of any other Termination Event with respect to such Originator, and (v) the date which is ten (10) Business Days after Buyer's receipt of written notice from such Originator that it wishes to terminate the facility evidenced by this Agreement.

                  "TERMINATION EVENT" has the meaning set forth in Section 5.1 of this Agreement.

                  "TRANSACTION DOCUMENTS" means, collectively, this Agreement, the First Step Note, each Joinder Agreement (if any), and all other instruments, documents and agreements executed and delivered by any Originator or Buyer in connection herewith.

                  "TRANSFEREE" means (a) with respect to the Subsidiary Existing Receivables, Parent Originator, (b) with respect to all Existing Receivables (including the Subsidiary Existing Receivables) sold or contributed by Parent Originator, Buyer, and (c) with respect to all Future Receivables, Buyer.

                  "UNMATURED TERMINATION EVENT" means an event which, with the passage of time or the giving of notice, or both, would constitute a Termination Event.

                  ALL ACCOUNTING TERMS NOT SPECIFICALLY DEFINED HEREIN SHALL BE CONSTRUED IN ACCORDANCE WITH GAAP. ALL TERMS USED IN ARTICLE 9 OF THE UCC IN THE STATE OF NEW YORK, AND NOT SPECIFICALLY DEFINED HEREIN, ARE USED HEREIN AS DEFINED IN SUCH ARTICLE 9.